SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.


FOR PERIOD ENDING: 12/31/2007
FILE NUMBER 811-1540
SERIES NO.: 32

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                         $ 17,116
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                          $ 4,564
       Class C                                          $ 2,316
       Class R                                            $ 179
       Investor Class                                   $ 6,039
       Institutional Class                                $ 103

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                           0.3177
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                           0.2148
       Class C                                           0.2150
       Class R                                           0.2832
       Investor Class                                    0.3176
       Institutional Class                               0.3745

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                           51,014
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                           18,208
       Class C                                           10,055
       Class R                                              827
       Investor Class                                    17,102
       Institutional Class                                  504

74V. 1  Net asset value per share (to nearest cent)
       Class A                                           $13.27
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                           $13.24
       Class C                                           $13.25
       Class R                                           $13.26
       Investor Class                                    $13.27
       Institutional Class                               $13.26